UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2012

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland		20901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2012, Choice Hotels International, Inc. (the “Company”) closed its sale of $400 million aggregate principal amount of its 5.750% Senior Notes due 2022 (the “Senior Notes”) pursuant to an Underwriting Agreement, dated June 22, 2012 (the “Underwriting Agreement”), among the Company and Deutsche Bank Securities Inc., as representative of the several underwriters named in Schedule I of the Underwriting Agreement (the “Underwriters”). The Senior Notes are guaranteed by the Company’s subsidiaries that also guarantee the Company’s obligations under its senior unsecured revolving credit facility and the Company’s 5.70% Senior Notes due 2020 (the “Subsidiary Guarantors”). The Senior Notes and the guarantees have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a registration statement on Form S-3 (File Nos. 333-168914 and 333-168914-01 through 333-168914-08) previously filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Company and its subsidiaries maintain ordinary banking and commercial relationships with the Underwriters and their affiliates, for which they receive customary fees.

The offering is more fully described in the prospectus supplement, dated June 22, 2012 and filed with the Commission on June 25, 2012, to the accompanying prospectus filed with the Commission on August 18, 2010, as part of the Registration Statement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Senior Notes were issued pursuant to a Second Supplemental Indenture, dated as of June 27, 2012, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) to the indenture dated as of August 25, 2010 (together, the “Indenture”) between the Company and the Trustee.

The Senior Notes bear interest at the fixed rate of 5.750% per year and mature on July 1, 2022. Interest on the Senior Notes is payable semi-annually on January 1 and July 1 of each year, commencing on January 1, 2013. The Company may redeem the Senior Notes, in whole or in part, at any time prior to their maturity at the redemption price described in the Indenture, which includes a make-whole premium. Additionally, at the option of the holders of the Senior Notes, the Company may be required to repurchase all or a portion of the Senior Notes of a holder upon the occurrence of a change of control event, as defined in the Indenture, at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, to the date of repurchase.

The Indenture provides, among other things, that the Senior Notes will be senior unsecured obligations of the Company and rank equal in right of payment to all of the Company’s existing and future unsecured debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior Notes. Similarly, the guarantees of the Senior Notes offered hereby will be senior unsecured obligations of the Subsidiary Guarantors and will rank equal in right of payment to all of the applicable Subsidiary Guarantor’s existing and future unsecured debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior Notes.

The Indenture imposes certain limitations on the ability of the Company and its restricted subsidiaries, as defined in the Indenture, to create or incur liens and to enter into sale and leaseback transactions. The Indenture also imposes certain limitations on the ability of the Company to merge or consolidate with or into any other person (other than a merger of a subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Indenture, defaults in or failure to pay certain other indebtedness, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare the principal of and accrued interest and premium (if any) on all of the Senior Notes to be due and payable immediately.

Other material terms of the Senior Notes and the Indenture are more fully described in the prospectus supplement, dated June 22, 2012 and filed with the Commission on June 25, 2012, to the accompanying prospectus filed with the Commission on August 18, 2010, as part of the Registration Statement. The foregoing description of the terms of the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on August 25, 2010 and the Second Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

The Company and its subsidiaries maintain ordinary banking and commercial relationships with the Trustee and its affiliates, for which they receive customary fees.

Item 8.01.	Other Events.

Filed as Exhibit 12.1 herewith is the computation of pro forma ratio of earrings to fixed charges relating to the pro forma ratio of earnings to fixed charges included in the prospectus supplement filed by the Company on June 25, 2012, relating to the Senior Notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

1.1	Underwriting Agreement dated June 22, 2012 among Choice Hotels International, Inc., the subsidiary guarantors party thereto and Deutsche Bank Securities Inc., as representative of the several underwriters

4.1	Second Supplemental Indenture dated June 27, 2012 among Choice Hotels International, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association

4.2	Form of Global Note

5.1	Opinion of Hogan Lovells US LLP

12.1	Computation of Pro Forma Ratio of Earnings to Fixed Charges

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2012	/s/ David L. White
David L. White
Chief Financial Officer and Treasurer

EXHIBIT INDEX

1.1	Underwriting Agreement dated June 22, 2012 among Choice Hotels International, Inc., the subsidiary guarantors party thereto and Deutsche Bank Securities Inc., as representative of the several underwriters

4.1	Second Supplemental Indenture dated June 27, 2012 among Choice Hotels International, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association

4.2	Form of Global Note

5.1	Opinion of Hogan Lovells US LLP

12.1	Computation of Pro Forma Ratio of Earnings to Fixed Charges

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)